                                                                    EXHIBIT 23.3

                       BACHRACH, WASCHITZ & WASCHITZ, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                               598 WEST BROADWAY
                                  P.O. BOX 871
                           MONTICELLO, NEW YORK 12701

NORMAN BACHRACH, CPA                                              (845) 794-5210
MICHAEL WASCHITZ, CPA                                         FAX (845) 794-5628
GARY WASCHITZ, CPA                                        E-Mail acct@bwwepa.com

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

            We  hereby  consent  to the use in this  Registration  Statement  of
Empire Resorts,  Inc. on Form S-3 (the  "Registration  Statement") of our report dated June 25, 2003  relating to the audited  financial  statements  of Catskill
Development,  L.L.C.  which  appears  in such  Registration  Statement.  We also consent to the reference to us under the heading  "Experts" in such Registration
Statement.

/s/ Bachrach, Waschitz & Waschitz, LLP
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Bachrach, Waschitz & Waschitz, LLP

Monticello, New York
September 30, 2004